 Exhibit 99.1

Natera Announces Preliminary Fourth Quarter and

Full Year 2023 Revenues

2023 revenues are expected to be approximately $20 million above top end of guidance

AUSTIN, Texas, Jan. 9, 2024 — Natera, Inc. (NASDAQ: NTRA), a global leader in cell-free DNA (cfDNA) testing, today announced preliminary revenue results for the fourth quarter and full year ended Dec. 31, 2023. The Company expects the following:

●	Total revenues of approximately $300 million in the fourth quarter of 2023, an increase of approximately 38% compared to $217 million in the fourth quarter of 2022.

●	Total revenues of approximately $1.07 billion in 2023, an increase of approximately 30% compared to $820 million in 2022.

These results are also included in a presentation that has been posted to the investor relations section of the Natera website at investor.natera.com. The presentation is being delivered today, at the 42nd Annual J.P. Morgan Healthcare Conference.

Natera plans to release its complete fourth quarter and full year 2023 financial results during its earnings call in February 2024.

About Natera

Natera™ is a global leader in cell-free DNA testing, dedicated to oncology, women’s health, and organ health. We aim to make personalized genetic testing and diagnostics part of the standard of care to protect health, and inform earlier, more targeted interventions that help lead to longer, healthier lives. Natera’s tests are validated by more than 180 peer-reviewed publications that demonstrate high accuracy. Natera operates ISO 13485-certified and CAP-accredited laboratories certified under the Clinical Laboratory Improvement Amendments (CLIA) in Austin, Texas and San Carlos, California. For more information, visit www.natera.com.

Forward-Looking Statements

This release contains forward-looking statements, including our preliminary operational and financial results for the fourth quarter and fiscal year ended December 31, 2023. The preliminary operational and financial results for the fourth quarter and fiscal year ended December 31, 2023 have not been audited by our independent registered public accounting firm and are based on management’s initial review of our operations and results for the completed fiscal year. These preliminary operational and financial results are subject to revision based upon our year-end closing procedures, final adjustments and the audit to be conducted by our independent registered public accounting firm. As a result, our actual operational and financial results may differ materially from these preliminary results. In addition, these preliminary operational and financial results are not a comprehensive statement of our operational and financial results for the fourth quarter and for fiscal 2023, and should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles. Any forward-looking statements contained in this release are based upon Natera's current plans, estimates, and expectations as of the date of this release, and are not a representation that such plans, estimates, or expectations will be achieved. Subsequent events may cause these expectations to change, and Natera disclaims any obligation to update the forward-looking statements in the future.

Our forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including: our preliminary operational and financial results for the fourth quarter and for fiscal 2023 are subject to material changes and adjustments as noted above; we face numerous uncertainties and challenges in achieving our financial projections and goals; we have incurred losses since our inception and we anticipate that we will continue to incur losses for the foreseeable future; our quarterly results may fluctuate from period to period; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate. Additional risks and uncertainties that could affect our financial results are discussed in greater detail in the sections titled "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent filings on Forms 10-K and 10-Q and in other filings that we make with the SEC from time to time. These documents are available at www.investor.natera.com and on the SEC’s website at www.sec.gov.

Contacts

Investor Relations: Mike Brophy, CFO, Natera, Inc., 510-826-2350, investor@natera.com

Media: Lesley Bogdanow, VP of Corporate Communications, Natera, Inc., pr@natera.com